Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Income Trust of our report dated July 17, 2018, relating to the financial statements and financial highlights, which appears in Western Asset Adjustable Rate Income Fund’s Annual Report on Form N-CSR for the year ended May 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 20, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated July 17, 2017, with respect to the financial statements of Western Asset Adjustable Rate Income Fund, a series of the Legg Mason Partners Income Trust, as of May 31, 2017, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

September 20, 2018